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                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                               Boston, MA 02111

State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Administration Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

     SPDR(R) Aerospace & Defense ETF;
     SPDR(R) Building & Construction ETF;
     SPDR(R) Computer Hardware ETF;
     SPDR(R) Computer Software ETF;
     SPDR(R) Health Care Equipment ETF;
     SPDR(R) Health Care Services ETF;
     SPDR(R) LeisureTime ETF;
     SPDR(R) Metals & Mining ETF;
     SPDR(R) Oil & Gas Equipment & Services ETF;
     SPDR(R) Oil & Gas Exploration & Production ETF;
     SPDR(R) Outsourcing & IT Consulting ETF;
     SPDR(R) Pharmaceuticals ETF;
     SPDR(R) Retail ETF;
     SPDR(R) Telecom ETF;
     SPDR(R) Transportation ETF;
     streetTRACKS(R) KBW Regional Banking(SM) ETF; and streetTRACKS(R) KBW Mortgage Finance(SM) ETF (the "New Funds").

     In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that you act as Administrator with respect to the New Funds.

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     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                       Sincerely,

                                       streetTRACKS(R) Series Trust


                                       By: /s/ James Ross
                                           -------------------------------------
                                           James Ross, President


                                       Accepted:

                                       State Street Bank and Trust Company


                                       By: /s/ Gary L. French
                                           -------------------------------------
                                           Gary L. French, Senior Vice President

As of June 9, 2006